                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                      ----------------------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               DECEMBER 1, 1999
                               ----------------


                            NUTRAMAX PRODUCTS, INC.
                        -------------------------------
              (Exact name of registrant as specified in charter)


        DELAWARE                       0-18671                  061200464
----------------------------   ------------------------       -------------
(State or other jurisdiction   (Commission file number)       (IRS employer
      of incorporation)                                    identification no.)


              51 BLACKBURN DRIVE, GLOUCESTER, MASSACHUSETTS 01930
              ---------------------------------------------------
              (Address of principal executive offices) (Zip code)


      Registrant's telephone number, including area code: (978) 282-1800
                                                          --------------

Item 5.  Other Events.
---------------------

     NutraMax Products, Inc. (the "Company") has entered into a forbearance agreement with its bank lenders and subordinated debt holder (the "Forbearance Agreement"), waiving all financial covenant defaults that would otherwise exist, waiving all regularly scheduled principal payments and enhancing the Company's availability under its credit facility. The Forbearance Agreement extends until February 5, 2000, subject to the sale of certain assets and the delivery of a recapitalization proposal to the Company's lenders by December 15, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

     (c) Exhibits

Exhibit   Name
-------   ----

10.1+ Forbearance Agreement dated December 1, 1999 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A., as agent for the Lenders.

99.1+  Press Release issued for publication on December 1, 1999.

____________________
+ Filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NUTRAMAX PRODUCTS, INC.


Date: December 1, 1999                By: /s/ David J. Radeke
                                          -------------------------------------
                                          David J. Radeke
                                          Executive Vice President and Chief
                                          Operating Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit  Name
-------  ----

10.1+ Forbearance Agreement dated December 1, 1999 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A., as agent for the Lenders.

99.1+  Press Release issued for publication on December 1, 1999

______________________
+ Filed herewith.